Exhibit 10.4

ELLEN JOHNSON Senior Vice President & Treasurer Tel: (212) 704-1222 Fax: (212) 704-2229 ejohnson@interpublic.com

As of March 31, 2005

To the banks, financial institutions
and other institutional lenders
(collectively, the "Lenders")
parties to the Credit Agreement
referred to below and to Citibank, N.A.,
as agent (the "Agent") for the Lenders

Ladies and Gentlemen:

We refer to the 3-Year Credit Agreement, dated as of May 10, 2004, as amended as of September 29, 2004, among The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Agent") for the Lenders (the “Credit Agreement”). Capitalized terms used but not defined herein are used with the meanings given to those terms in the Credit Agreement.

A.	Filing Events

We have advised you that the Company will be unable to complete the preparation of, and to deliver, the audited financial statements of the Company and its Consolidated Subsidiaries for the fiscal year ended December 31, 2004 by April 5, 2005 and to file with the Securities and Exchange Commission (the “SEC”), by March 16, 2005 its annual report for the same period on Form 10-K (the “2004 Filing Event”). Additionally, the Company may be unable to complete the preparation of, and to deliver, the unaudited financial statements of the Company and its Consolidated Subsidiaries for the fiscal quarter ending March 31, 2005 by May 20, 2005 and to file with the SEC by May 10, 2005 its quarterly report for such period on Form 10-Q (the “First Quarter

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Filing Event” and, together with the 2004 Filing Event, the “Filing Events”). The Filing Events may constitute a breach of the Company’s obligations under Sections 5.01(h)(ii) and 5.01(h)(i) of the Credit Agreement, respectively. Either or both of the Filing Events may also constitute a breach of Sections 5.01(a), 5.01(f) and other provisions of the Credit Agreement and may result in a breach of the Company’s public debt indentures and other credit or ISDA agreements entered into by the Company and/or its Consolidated Subsidiaries, each of which may constitute a Default under the Credit Agreement. In addition, the failure to deliver a written statement by the Company’s auditors in connection with the Company’s financial statements for the fiscal year ended December 31, 2004 (the “Auditor Statement Event”) may result in a breach of such indentures, which may also constitute a Default under the Credit Agreement. Furthermore, either or both of the Filing Events may result in the Company’s inability to make the representation and warranty contained in the last sentence of Section 4.01(e).

The Company requests that the Lenders waive until June 30, 2005, with respect to the 2004 Filing Event and the Auditor Statement Event, and July 31, 2005, with respect to First Quarter Filing Event, any breach, Default and related Event of Default in connection with the matters described in the preceding paragraph and any conditions precedent to borrowing contained in Section 3.03 of the Credit Agreement to the extent that the Company’s inability to meet any such conditions relates to the Filing Events or any such breach, Default or Event of Default, in each case, solely to the extent related to the Filing Events or the Auditor Statement Event.

B.	Restatement of Financial Statements

We have advised you that the Company may need to restate its Consolidated financial statements for one or more periods ending prior to December 31, 2004 (such restatements, collectively, the “Restatements”), and accordingly, the Company may be in violation of its obligations under Sections 5.01(a), 5.01(f) and other provisions of the Credit Agreement. The Restatements may also result in certifications and representations and warranties of the Company made or deemed made pursuant to the Credit Agreement and other credit or ISDA agreements entered into by the Company and/or its Consolidated Subsidiaries or contained in certificates, financial statements and other documents delivered pursuant to such agreements, in each case, prior to the date hereof having been incorrect when made or deemed made. Furthermore, the Restatements may result in the Company’s inability to make the representation and warranty contained in the last sentence of Section 4.01(e).

The Company requests that the Lenders waive any breach, Default and related Event of Default in connection with the matters described in the preceding paragraph and any conditions precedent to borrowing contained in Section 3.03 of the Credit Agreement to the extent that the Company’s inability to meet any such conditions relates to these matters, in each case, solely to the extent related to the Restatements provided that no such Restatements resulting from intentional misstatements have a material negative impact on the Company’s financial condition.

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

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Upon the completion of the Restatements, the Company will deliver to the Agent a copy of any restated financial statements, together with a certificate of the chief financial officer or chief accounting officer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default.

C.	Amendment of Financial Covenants

We have also advised you that the Company may experience a decline in EBITDA for the 2004 fiscal year. As a result of this decline, (x) the Company may be in violation of Sections 5.03(a), 5.03(b) and 5.03(c) of the Credit Agreement and (y) the Company may not be able to make the representation and warranty contained in the last sentence of Section 4.01(e) of the Credit Agreement in connection with Borrowings made on or after the date hereof. To avoid any such violation or misrepresentation, the Company requests that the Lenders amend Section 5.03, as set forth in the accompanying Amendment No. 2 to the Credit Agreement (the “Amendment”) by executing and delivering such amendment.

D.	Sarbanes-Oxley Compliance

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company is subject to new reporting requirements in 2005 relating to internal control over financial reporting.

The Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may not comply with the requirements of the Exchange Act in one or more of the following respects:

(a)	the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004 may
	»	omit management’s annual report on internal control over financial reporting required by Item 308(a) of Regulation S-K,
	»	omit the attestation report of the registered public accounting firm required by Item 308(b) of Regulation S-K, or include an attestation report that is qualified or disclaimed,
	»	omit the certification required by Rule 13a-14(a) of the Exchange Act, or
	»	omit the certification pursuant to 18 U.S.C. §1350 required by Rule 13a-14(b) of the Exchange Act, or include a certification that does not conform to the requirements of such rule; and

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

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(b)	the Company’s quarterly reports on Form 10-Q for each of the first three fiscal quarters of 2005 may omit the certification required by Rule 13a-14(a) of the Exchange Act.

Any such failure to comply with the Exchange Act could violate Section 5.01(a) and other provisions of the Credit Agreement as well as certain provisions of the other credit or ISDA agreements entered into by the Company and/or its Consolidated Subsidiaries. Any such failure to comply with the Exchange Act in conjunction with an enforcement or other action by any governmental body, agency or official or self regulatory organization in respect of such failure to comply with the Exchange Act could also result in the Company’s inability to make the representation and warranty in the last sentence of Section 4.01(e) of the Credit Agreement.

The Company requests that the Lenders waive any breach, Default and related Event of Default described in the preceding paragraph, and any conditions precedent to borrowing contained in Section 3.03 of the Credit Agreement, to the extent that the Company’s failure to meet any such conditions relates to any such breach, Default or Event of Default or inability (as a result of an enforcement or other action by any governmental body, agency or official or self regulatory organization in respect of such failure to comply with the Exchange Act) to make the representation or warranty in the last sentence of Section 4.01(e) of the Credit Agreement, in each case, up to and including March 1, 2006. For the avoidance of doubt, any waiver granted by the Lenders pursuant to this paragraph shall not extend to any failure to comply with the requirements of the Exchange Act with respect to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2005.

* * *

The Credit Agreement and the Notes are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Upon the effectiveness of this letter agreement and the accompanying amendment, each dated as of the date hereof, and the letter agreement and the accompanying amendment, each dated as of the date hereof related to the 364-Day Credit Agreement by and among the Company, the Lenders and the Agent, dated as of May 10, 2004, the Company agrees to pay to each Lender who has executed and delivered this letter agreement and the Amendment a fee equal to 0.125% of such Lender’s Commitment. The Company also agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this letter agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

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reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

In accordance with Section 9.01 of the Credit Agreement, this waiver will become effective as of the date when the Agent has received counterparts of this letter agreement executed by the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this letter agreement.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

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Please indicate your agreement with the foregoing (including the waiver) by having the enclosed duplicate copy of this letter agreement executed in the space provided below by a duly authorized representative and return the same to us.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By: /s/ Ellen Johnson

Title: Senior Vice President and Treasurer

Confirmed and Agreed:

CITIBANK, N.A.,
as Agent and as Lender

By: /s/ Julio Ojea Quintana
Title: Director

JPMORGAN CHASE BANK

By:  /s/ George Catallo
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:  /s/ Francis W. Lutz  Jr.
Title: Vice President

LLOYDS TSB BANK PLC

By: /s/ Deborah Carlson
Title:  Vice President

 By: /s/ Windsor R. Davies
Title:  Director

HSBC BANK USA

By: /s/ Robert Elms
Title: Vice President

ING BANK

By: /s/ Bill James
Title: Managing Director

ROYAL BANK OF CANADA

 By: /s/ Dustin Craven
Title: Attorney-In-Fact

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

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UBS LOAN FINANCE LLC

By:  /s/ Wilfred V. Saint
Title: Director

By:  /s/ Winslowe Ogbourne
Title: Associate Director

SUNTRUST BANK

 By:  /s/ Heidi M. Khambatta
Title: Director

CALYON NEW YORK BRANCH

 By:  /s/ Michael Madnick
Title: Director

By: /s/ Scott R. Chappelka
Title: Director

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

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